SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED August 25, 1998
(To Prospectus dated August 21, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

              Mortgage Pass-Through Certificates, Series 1998-2



The Class AV-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class AV-1 Certificates

o This supplement relates to the offering of the Class AV-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class AV-1 certificates. Additional information is contained in the prospectus supplement dated August 25, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 21, 1998 . You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the May 25, 2001, the class certificate balance of the Class AV-1 certificates was approximately $21,003,886.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 15, 2001

                               THE MORTGAGE POOL

         As of May 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 511 Mortgage Loans having an aggregate Stated Principal Balance of approximately $47,179,499 and the Fixed Rate Loan Group included approximately 738 Mortgage Loans having an aggregate Stated Principal Balance of approximately $59,022,069.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                     As of May 1, 2001
                                                                           Adjustable Rate       Fixed Rate Loan
                                                                                 Loan                 Group
                                                                                Group

Total Number of Mortgage Loans.........................................          511                   738
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................        13.11%                  7.32%
         60-90 days....................................................         4.31%                  3.12%
         91 days or more (excluding pending foreclosures)..............         6.85%                  2.98%
                                                                                -----                  -----
         Total Delinquencies...........................................        24.27%                 13.42%
                                                                               ======                 ======
Foreclosures Pending...................................................        33.66%                  4.20%
                                                                               ------                  -----
Total Delinquencies and foreclosures pending...........................        33.66%                 17.62%
                                                                               ======                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Thirty-one (31) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Forty-eight (48) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home

Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

o the period of delinquency is based on the number of days payments are contractually past due.

o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1998           As of December 31, 1999           As of December 31, 2000
                                  -----------------------           -----------------------           -----------------------
  Total Portfolio.......    $2,248,667,416.28     100.00%     $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%
  Delinquency
  percentage
         30-59 days.....      $103,063,606.19       4.58%       $341,598,592.95       6.17%       $617,079,497.93       7.84%
         60-89..........        23,791,570.99       1.06%        106,503,734.27       1.92%       $209,082,975.61       2.66%
         90+ days.......         3,913,233.13       0.17%         46,628,549.50       0.88%        $87,295,342.66       1.11%
             Total......      $130,768,410.31       5.82%       $496,730,876.72       8.97%       $913,457,816.20      11.61%
                         ===================== =========== ===================== =========== ===================== ===========
  Foreclosure Rate......       $40,596,309.61       1.81%        $90,023,803.50       1.63%       $231,465,019.95       2.94%
  Bankruptcy Rate.......       $20,237,252.48       0.90%        $47,660,244.96       0.86%       $109,183,964.35       1.39%
                         ===================== =========== ===================== =========== ===================== ===========


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

         The Class AV-1 Certificates will be entitled to receive interest in as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of

Interest." The Class AV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of Principal."

         As of May 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AV-1 Certificates was approximately $21,003,886 evidencing a beneficial ownership interest of approximately 20.48% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $21,003,886 and $49,523,335, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 20.48% and 48.30%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Adjustable Rate Certificates and the Subordinated Offered Fixed Rate Certificates had aggregate principal balances of $23,468,000 and $8,549,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 22.89% and 8.34%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The May 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 3.9110% per annum and the level of one-month LIBOR remains constant at 4.0113% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is June 15, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Vector and CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                              Class AV-1
Adjustable   Rate  Mortgage  Loans  -    0%       15%       20%      28%       35%       40%
                                         --       ---       ---      ---       ---       ---
(CPR)
          Distribution Date
Initial Percent..................         13       13        13       13        13        13
June 25, 2002....................         13       12        12       11        10        10
June 25, 2003....................         13       12        12       11         9         8
June 25, 2004....................         13       12        11        8         6         4
June 25, 2005....................         13       11         8        6         4         3
June 25, 2006....................         13        9         7        4         2         2
June 25, 2007....................         13        8         5        3         2         1
June 25, 2008....................         13        6         4        2         1         0
June 25, 2009....................         13        5         3        1         0         0
June 25, 2010....................         13        4         3        1         0         0
June 25, 2011....................         13        4         2        0         0         0
June 25, 2012....................         13        3         2        0         0         0
June 25, 2013....................         13        3         1        0         0         0
June 25, 2014....................         13        2         1        0         0         0
June 25, 2015....................         13        2         0        0         0         0
June 25, 2016....................         13        1         0        0         0         0
June 25, 2017....................         13        1         0        0         0         0
June 25, 2018....................         13        1         0        0         0         0
June 25, 2019....................         13        0         0        0         0         0
June 25, 2020....................         13        0         0        0         0         0
June 25, 2021....................         12        0         0        0         0         0
June 25, 2022....................         11        0         0        0         0         0
June 25, 2023....................          9        0         0        0         0         0
June 25, 2024....................          8        0         0        0         0         0
June 25, 2025....................          6        0         0        0         0         0
June 25, 2026....................          5        0         0        0         0         0
June 25, 2027....................          3        0         0        0         0         0
June 25, 2028....................          0        0         0        0         0         0
June 25, 2029....................          0        0         0        0         0         0
                                           -        -         -        -         -         -
Weighted Average Life (years) **.        23.4      7.7       5.7      3.9       2.9       2.4

--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AV-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class AV-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard and Poor's, a division of the McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                             FIXED RATE LOAN GROUP


                  Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
Range of Current Mortgage Rates   Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
              (%)                       Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
 6.001 - 7.000                                      2                  $146,684.48               0.25%
 7.001 - 8.000                                     64                $9,580,397.67              16.23%
 8.001 - 9.000                                    272               $23,827,883.14              40.37%
 9.001 - 10.000                                   211               $16,479,226.12              27.92%
10.001 - 11.000                                    83                $4,872,799.25               8.26%
11.001 - 12.000                                    63                $2,614,040.65               4.43%
12.001 - 13.000                                    27                $1,082,556.94               1.83%
13.001 - 14.000                                    11                  $298,002.93               0.50%
14.001 - 15.000                                     4                  $100,602.21               0.17%
15.001 - 16.000                                     1                   $19,875.39               0.03%
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================


---------------------------------
(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.133% per annum.


         Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group (1)

-------------------------------------------------------------------------------------------------------
 Range of Current Mortgage Loan
     Principal Balances ($)       Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
                                        Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000                            290                $9,276,911.27              15.72%
 $ 50,000.01 to $100,000                          275               $19,286,322.76              32.68%
 $100,000.01 to $150,000                           97               $11,638,869.82              19.72%
 $150,000.01 to $200,000                           33                $5,628,579.29               9.54%
 $200,000.01 to $250,000                           21                $4,646,543.99               7.87%
 $250,000.01 to $300,000                            5                $1,382,224.91               2.34%
 $300,000.01 to $350,000                            6                $1,991,564.68               3.37%
 $350,000.01 to $400,000                            1                  $361,627.54               0.61%
 $400,000.01 to $450,000                            4                $1,693,503.61               2.87%
 $450,000.01 to $500,000                            3                $1,381,740.11               2.34%
 $500,000.01 to $550,000                            1                  $508,927.06               0.86%
 $550,000.01 to $600,000                            1                  $570,076.29               0.97%
 $650,000.01 to $700,000                            1                  $655,177.45               1.11%
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================
                                 ======================================================================

---------------------------------
(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $79,975.70.

                        State Distributions of Fixed Rate Mortgaged Properties
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
             State                      Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
Alaska                                              1                  $220,192.22               0.37%
Arizona                                            20                $1,353,976.03               2.29%
Arkansas                                            4                  $153,806.46               0.26%
California                                        132               $18,003,375.95              30.50%
Colorado                                           33                $2,619,104.42               4.44%
Connecticut                                         3                  $315,712.31               0.53%
District of Columbia                                1                   $97,823.20               0.17%
Delaware                                            1                   $51,587.94               0.09%
Florida                                            97                $5,875,297.66               9.95%
Georgia                                            36                $2,562,704.68               4.34%
Hawaii                                             17                $2,965,552.04               5.02%
Idaho                                              11                $1,304,412.95               2.21%
Illinois                                            3                  $220,929.56               0.37%
Indiana                                            27                $1,368,608.28               2.32%
Kansas                                              1                   $42,864.88               0.07%
Kentucky                                            7                  $310,604.22               0.53%
Louisiana                                          23                $1,087,884.95               1.84%
Massachusetts                                       1                  $101,463.91               0.17%
Maryland                                            1                  $152,568.23               0.26%
Michigan                                           22                $1,679,388.34               2.85%
Minnesota                                           1                   $51,022.32               0.09%
Missouri                                            8                  $387,037.59               0.66%
Mississippi                                         3                  $190,324.66               0.32%
Montana                                             6                  $321,729.10               0.55%
North Carolina                                      8                  $408,789.10               0.69%
Nebraska                                            3                  $166,027.68               0.28%
New Hampshire                                       1                   $16,391.94               0.03%
New Jersey                                          9                  $395,199.17               0.67%
New Mexico                                          3                   $66,367.04               0.11%
Nevada                                             12                  $776,495.92               1.32%
New York                                           13                $1,699,550.84               2.88%
Ohio                                               67                $3,702,803.59               6.27%
Oklahoma                                            2                   $63,123.32               0.11%
Oregon                                              5                  $430,692.57               0.73%
Pennsylvania                                       11                  $476,684.87               0.81%
Rhode Island                                        1                   $64,157.50               0.11%
South Carolina                                      1                   $41,794.42               0.07%
Tennessee                                          18                $1,294,268.23               2.19%
Texas                                              58                $3,233,026.15               5.48%
Utah                                                7                  $573,187.92               0.97%
Virginia                                            1                   $49,852.02               0.08%
Washington                                         32                $2,423,319.18               4.11%
Wisconsin                                          26                $1,682,190.17               2.85%
Wyoming                                             1                   $20,175.25               0.03%
-------------------------------------------------------------------------------------------------------
       Total                                      738               $59,022,068.78             100.00%
                                 ======================================================================

                   Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
 Range of Loan-to-Value Ratios    Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
              (%)                       Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
  0.01-50.00                                      60                $2,785,992.99               4.72%
 50.01-55.00                                       32                $3,104,900.58               5.26%
 55.01-60.00                                       34                $2,399,210.34               4.06%
 60.01-65.00                                       60                $4,935,533.52               8.36%
 65.01-70.00                                      123                $8,618,044.36              14.60%
 70.01-75.00                                      126               $10,805,916.01              18.31%
 75.01-80.00                                      185               $16,571,931.51              28.08%
 80.01-85.00                                       91                $7,843,623.78              13.29%
 85.01-90.00                                       18                $1,421,224.77               2.41%
 90.01-95.00                                        3                  $276,513.63               0.47%
 95.01-100                                          6                  $259,177.29               0.44%
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
       Total                                      738               $59,022,068.78             100.00%
                                 ======================================================================


---------------------------------
(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 71.74%.



                 Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Property Type                  Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
2-4 Units                                           29                $2,583,040.02               4.38%
Hi Condo                                            3                  $203,139.04               0.34%
Lo Condo                                           37                $2,382,598.80               4.04%
Manufact                                           22                $1,486,324.95               2.52%
PUD                                                44                $4,751,939.54               8.05%
SinglFam                                          603               $47,615,026.43              80.67%
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================


                      Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Occupancy Type                 Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
2nd/Vaca                                            9                $1,060,045.77               1.80%
Non-owne                                           79                $4,384,384.12               7.43%
Owner Oc                                          650               $53,577,638.89              90.78%
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================

---------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.



            Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
        Remaining Terms                 Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
  1 - 120                                           9                  $158,605.35               0.27%
121 - 180                                         268               $14,295,597.07              24.22%
181 - 300                                           2                   $90,939.49               0.15%
301 - 360                                         459               $44,476,926.87              75.36%
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================

---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 282 months.


                            Fixed Rate Mortgage Loan Group by Loan Purpose
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
          Loan Purpose                  Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
Purchase                                           94                $6,703,682.93              11.36%
Refinance-Cashout                                 498               $39,922,842.88              67.64%
Refinance-Rate/Term                               146               $12,395,542.97              21.00%
-------------------------------------------------------------------------------------------------------
        Total                                     738               $59,022,068.78             100.00%
                                 ======================================================================

                                  ADJUSTABLE RATE LOAN GROUP

            Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Current Mortgage    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 6.001 - 7.000                                   4              $396,716.53              0.84%
 7.001 - 8.000                                  12            $1,915,522.20              4.06%
 8.001 - 9.000                                  20            $1,893,276.10              4.01%
 9.001 - 10.000                                 35            $3,922,475.76              8.31%
10.001 - 11.000                                 81            $9,038,651.74             19.16%
11.001 - 12.000                                126           $12,009,209.54             25.45%
12.001 - 13.000                                162           $13,723,368.81             29.09%
13.001 - 14.000                                 58            $3,596,730.20              7.62%
14.001 - 15.000                                 11              $575,149.89              1.22%
15.001 - 16.000                                  2              $108,398.13              0.23%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 11.396%.

                  Gross Margins for Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Gross Margins (%)   Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 4.001 - 5.000                                   4              $315,489.63              0.67%
 5.001 - 6.000                                 200           $20,136,106.14             42.68%
 6.001 - 7.000                                 235           $21,834,848.49             46.28%
 7.001 - 8.000                                  68            $4,725,857.30             10.02%
 8.001 - 9.000                                   3               $99,879.97              0.21%
 9.001 - 10.000                                  1               $67,317.37              0.14%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.259%.


            Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Maximum Rates (%)   Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 12.001 - 13.000                                 2              $139,470.09              0.30%
 13.001 - 14.000                                13            $1,204,696.74              2.55%
 14.001 - 15.000                                63            $8,486,718.72             17.99%
 15.001 - 16.000                               128           $14,004,970.69             29.68%
 16.001 - 17.000                               138           $12,352,715.70             26.18%
 17.001 - 18.000                               102            $6,967,515.82             14.77%
 18.001 - 19.000                                40            $2,564,986.05              5.44%
 19.001 - 20.000                                22            $1,331,222.47              2.82%
 20.001 - 21.000                                 2               $86,121.86              0.18%
 21.001 - 22.000                                 1               $41,080.76              0.09%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.208% per annum.

            Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Minimum Interest    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 5.001 - 6.000                                   2              $139,470.09              0.30%
 6.001 - 7.000                                  13            $1,204,696.74              2.55%
 7.001 - 8.000                                  63            $8,486,718.72             17.99%
 8.001 - 9.000                                 124           $13,628,497.01             28.89%
 9.001 - 10.000                                138           $12,413,692.43             26.31%
10.001 - 11.000                                105            $7,215,972.18             15.29%
11.001 - 12.000                                 41            $2,632,026.64              5.58%
12.001 - 13.000                                 22            $1,331,222.47              2.82%
13.001 - 14.000                                  2               $86,121.86              0.18%
14.001 - 15.000                                  1               $41,080.76              0.09%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.223% per annum.


   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Current Mortgage    Number of Mortgage      Aggregate Unpaid      Percent of Loan
 Loan Principal Balances ($)          Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000                         133            $4,749,567.64             10.07%
 $ 50,000.01 to $100,000                       225           $16,098,642.42             34.12%
 $100,000.01 to $150,000                        87           $10,291,818.12             21.81%
 $150,000.01 to $200,000                        30            $5,190,058.28             11.00%
 $200,000.01 to $250,000                        15            $3,277,989.80              6.95%
 $250,000.01 to $300,000                         7            $1,930,284.08              4.09%
 $300,000.01 to $350,000                         6            $1,981,458.76              4.20%
 $350,000.01 to $400,000                         3            $1,144,305.37              2.43%
 $400,000.01 to $450,000                         1              $411,266.58              0.87%
 $450,000.01 to $500,000                         3            $1,439,804.28              3.05%
 $650,000.01 to $700,000                         1              $664,303.57              1.41%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $92,327.79.


             Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
Range of Loan-to-Value Ratios  Number of Mortgage      Aggregate Unpaid      Percent of Loan
             (%)                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
  0.01-50.00                                    16              $839,548.21              1.78%
 50.01-55.00                                    10              $708,989.56              1.50%
 55.01-60.00                                    20            $1,015,796.99              2.15%
 60.01-65.00                                    26            $1,676,607.23              3.55%
 65.01-70.00                                    75            $6,215,616.25             13.17%
 70.01-75.00                                    89            $8,136,540.93             17.25%
 75.01-80.00                                   169           $17,250,066.22             36.56%
 80.01-85.00                                    72            $7,652,588.37             16.22%
 85.01-90.00                                    34            $3,683,745.14              7.81%
-----------------------------------------------------------------------------------------------
       Total                                   511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Loan -to-Value Ratio of the Adjustable Rate Mortgage Loans was approximately 76.83%.


                 State Distributions of Adjustable Rate Mortgaged Properties
-----------------------------------------------------------------------------------------------
            State              Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
Alaska                                           1              $128,550.03              0.27%
Arizona                                         13            $1,102,291.78              2.34%
Arkansas                                         5              $256,428.31              0.54%
California                                      62           $11,507,823.06             24.39%
Colorado                                        16            $1,715,205.57              3.64%
Delaware                                         2               $88,744.35              0.19%
Florida                                         34            $2,673,117.25              5.67%
Georgia                                          8              $885,188.96              1.88%
Hawaii                                           2              $291,882.08              0.62%
Idaho                                           16            $1,412,348.34              2.99%
Illinois                                        15            $1,328,331.06              2.82%
Indiana                                         17            $1,029,862.85              2.18%
Iowa                                             2               $98,304.42              0.21%
Kentucky                                         3              $120,247.50              0.25%
Louisiana                                        9            $1,084,871.87              2.30%
Massachusetts                                    4              $645,099.72              1.37%
Michigan                                        34            $2,352,892.91              4.99%
Minnesota                                       10              $614,757.48              1.30%
Mississippi                                      4              $351,747.76              0.75%
Missouri                                        42            $2,170,152.73              4.60%
Montana                                          5              $339,969.93              0.72%
Nevada                                          10              $878,024.61              1.86%
New Hampshire                                    1              $102,344.90              0.22%
New Jersey                                       7              $475,349.90              1.01%
New Mexico                                       8              $648,440.05              1.37%
New York                                         1              $113,521.00              0.24%
North Carolina                                   8              $483,289.46              1.02%
Ohio                                            34            $2,000,573.41              4.24%
Oklahoma                                         9              $501,223.85              1.06%
Oregon                                          10            $1,182,068.76              2.51%
Pennsylvania                                     8              $702,409.65              1.49%
South Carolina                                   5              $323,851.52              0.69%
South Dakota                                     1               $48,546.74              0.10%
Tennessee                                       14            $1,525,851.59              3.23%
Texas                                           31            $2,650,542.77              5.62%
Utah                                            12            $1,343,909.76              2.85%
Virginia                                         2              $218,466.46              0.46%
Washington                                      19            $1,901,513.75              4.03%
West Virginia                                    2              $223,658.69              0.47%
Wisconsin                                       24            $1,583,725.71              3.36%
Wyoming                                          1               $74,368.36              0.16%
-----------------------------------------------------------------------------------------------
       Total                                   511           $47,179,498.90            100.00%
                               ================================================================



                                  Initial Fixed Rate Period
-----------------------------------------------------------------------------------------------
 Initial Fixed Rate Period -   Number of Mortgage      Aggregate Unpaid      Percent of Loan
           (Months)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
6 MONTHS                                        27            $2,400,511.03           5.088038
24 MONTHS                                      435           $38,940,691.82           82.53732
36 MONTHS                                       49            $5,838,296.05           12.37465
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================


            Next Adjustment Date - 2/28 and 3/27 Mortgage Loans
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of 2/28
     Next Adjustment Date             Loans           Principal Balance         Loan Group
-----------------------------------------------------------------------------------------------
07/01/01                                         1              $186,484.91              0.42%
08/01/01                                       297           $28,153,748.64             62.87%
09/01/01                                        34            $3,164,612.45              7.07%
10/01/01                                        15            $1,386,032.67              3.10%
11/01/01                                         4              $281,976.56              0.63%
12/01/01                                        14            $1,203,369.96              2.69%
01/01/02                                       119           $10,402,762.68             23.23%
-----------------------------------------------------------------------------------------------
        Total                                  484           $44,778,987.87            100.00%
                               ================================================================



          Next Adjustment Date - Non-2/28 or 3/27 Mortgage Loans
-----------------------------------------------------------------------------------------------
                                                                                Percent of
                               Number of Mortgage      Aggregate Unpaid       Non-2/28 Loan
     Next Adjustment Date             Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
08/01/01                                       24            $2,189,313.63             91.20%
09/01/01                                        1               $72,472.73              3.02%
01/01/02                                        2              $138,724.67              5.78%
-----------------------------------------------------------------------------------------------
        Total                                  27            $2,400,511.03            100.00%
                               ================================================================


           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Property Type                 Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
2-4 Units                                       43            $3,030,269.01              6.42%
Hi Condo                                         1               $24,045.76              0.05%
Lo Condo                                        22            $2,112,872.24              4.48%
Manufact                                        17            $1,153,446.52              2.44%
PUD                                             30            $3,678,354.46              7.80%
SinglFam                                       398           $37,180,510.91             78.81%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================



               Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Occupancy Type                Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
2nd/Vaca                                        12            $1,049,055.82              2.22%
Non-owne                                        84            $4,985,143.90             10.57%
Owner Oc                                       415           $41,145,299.18             87.21%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

-------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.



       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Remaining Terms                Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
121 - 180                                        3              $128,311.78              0.27%
301 - 360                                      508           $47,051,187.12             99.73%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================


                     Adjustable Rate Mortgage Loan Group by Loan Purpose
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
         Loan Purpose                 Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
Purchase                                       196           $18,735,659.81             39.71%
Refinance-Cashout                              254           $22,076,187.98             46.79%
Refinance-Rate/Term                             61            $6,367,651.11             13.50%
-----------------------------------------------------------------------------------------------
        Total                                  511           $47,179,498.90            100.00%
                               ================================================================

                                   EXHIBIT 2